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                         CERTIFICATE OF INCORPORATION
                               STOCK CORPORATION
                     Office of the Secretary of the State
       30 Trinity Street/P.O. Box 150470/Hartford, CT 06115-04/new 1-97



1.       NAME OF CORPORATION:
         QN Corp.

2.       TOTAL NUMBER OF AUTHORIZED SHARES:
         1,000 Par Value of .01 per share

4.       APPOINTMENT OF REGISTERED AGENT:

         Print or type name of agent:
         Corporation Service Company

         Business/initial registered office address:
         30 High Street
         Hartford, CT  06103

         Residence address:
         Same

         Acceptance of appointment:
         by:/s/Colin Tedeschi
            ------------------------------
               Colin Tedeschi, Assistant Secretary

6.       EXECUTION:
         Dated this 14th day of January 1996

         PRINT OR TYPE NAME OF INCORPORATOR(S):
         Colin Tedeschi

         SIGNATURE(S):
         /s/ Colin Tedeschi
         ---------------------------------

         COMPLETE ADDRESS(ES):
         30 High Street
         Hartford, CT 06103